Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the registration statement on Form S-1 (File No. 333-272589) of our report dated April 17, 2023, on our audits of the consolidated financial statements of Bunker Hill Mining Corp. We also consent to the reference to our firm under the caption “Interests of Named Experts and Counsel”.

/s/ MNP LLP

Chartered Professional Accountants
Licensed Public Accountants
July 3, 2023
Mississauga, Canada